EXHIBIT 99.4

SIRF TECHNOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 6, 2007, SiRF Technology Holdings, Inc. (“SiRF” or the “Company”), a Delaware corporation, acquired Centrality Communications, Inc. (“Centrality”), a privately held California corporation (the “Acquisition”). Under the terms of the Agreement and Plan of Merger, dated as of June 21, 2007, by and among SiRF, Spartacus I Acquisition Corp., a California corporation and wholly-owned subsidiary of SiRF, Spartacus II Acquisition Corp., a California corporation and wholly-owned subsidiary of SiRF, Centrality, and solely with respect to Article 6 and Article 9, Teh-Tsung Lai, as Shareholder Agent, as amended on August 6, 2007 (the “Merger Agreement”), in exchange for all of the outstanding capital stock of Centrality, SiRF paid an aggregate of $108.3 million in cash and issued 5,992,159 shares of SiRF Common Stock at the closing. SiRF also assumed certain equity awards that may be exercised for an aggregate of 2,097,310 shares of SiRF Common Stock. Any equity award not assumed by SiRF received a cash payment equal to $5.44 per share for an aggregate of $1.7 million.

The following unaudited pro forma condensed combined financial data was prepared using the purchase method of accounting and was based on the historical financial statements of SiRF and Centrality. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines the historical SiRF and Centrality balance sheets as if the Acquisition had closed on March 31, 2007. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 combine the historical SiRF and Centrality statements of operations as if the Acquisition had closed on January 1, 2006. This unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements and accompanying notes of Centrality (contained elsewhere in this Form 8-K/A), and SiRF’s historical financial statements and accompanying notes appearing in its historical periodic SEC filings including Forms 10-K and 10-Q.

The unaudited pro forma financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on January 1, 2006, and should not be taken as representative of future consolidated results of operations or financial condition of SiRF. Preparation of the unaudited pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments, which include, among others, depreciation on acquired property and equipment, amortization charges from acquired intangible assets, stock-based compensation expenses, and related income tax effects. In addition, with respect to the unaudited pro forma condensed combined balance sheet at March 31, 2007, management estimated the fair value of Centrality’s assets acquired and liabilities assumed as of March 31, 2007, based on the purchase price allocation performed as of the August 6, 2007 closing date.

The unaudited pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

SIRF TECHNOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(In thousands)

	Historical
	SiRF at March 31, 2007	Centrality at March 31, 2007	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$128,204	$9,917	$(110,007)	a	$28,114
Marketable securities	59,284	—	—		59,284
Accounts receivable, net	26,537	3,570	—		30,107
Inventories	19,078	1,178	170	b	20,426
Current deferred tax assets	10,878	—	740	c	11,618
Prepaid expenses and other current assets	5,953	716	—		6,669

Total current assets	249,934	15,381	(109,097)		156,218
Long-term investments	6,963	—			6,963
Property and equipment, net	9,424	1,781	(501)	d	10,704
Goodwill	55,967	—	154,744	e	210,711
Identified intangible assets, net	18,575	—	76,010	f	94,585
Long-term deferred tax assets	36,735	—	—		36,735
Other long-term assets	880	326	—		1,206

Total assets	$378,478	$17,488	$121,156		$517,122

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,892	$1,005	$—		$10,897
Accrued payroll and related benefits	9,429	—	—		9,429
Other accrued liabilities	6,080	2,818	1,633	g	10,531
Deferred margin on shipments to distributors	1,881	—	—		1,881
Deferred revenue	497	578	(578)	h	497
Advance contract billings	284	—	—		284
Rebates payable to customers	2,749	—	—		2,749
Current portion of long-term obligations	132	1,167	—		1,299

Total current liabilities	30,944	5,568	1,055		37,567
Long-term deferred and other tax liabilities	1,709	—	12,950	c	14,659
Long-term obligations	1,424	2,131	—		3,555

Total liabilities	34,077	7,699	14,005		55,781
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE REFERRED STOCK	—	50,203	(50,203)	i	—
SHAREHOLDERS’ EQUITY	344,401	(40,414)	157,354	i	461,341

Total liabilities and shareholders’ equity	$378,478	$17,488	$121,156		$517,122

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SIRF TECHNOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Historical
	SiRF Three Months Ended March 31, 2007	Centrality Three Months Ended March 31, 2007	Pro Forma Adjustments (Note 3)		Pro Forma Combined
REVENUE
Product revenue	$65,798	$5,954	$—		$71,752
License royalty revenue	1,466	—	—		1,466

Net revenue	67,264	5,954	—		73,218
COST OF REVENUE
Cost of revenue	30,520	3,583	2,404	j,m,k	36,507

Gross profit	36,744	2,371	(2,404)		36,711
OPERATING EXPENSES
Research and development	21,167	2,976	697	j,m	24,840
Selling and marketing	6,127	961	314	j,m	7,402
General and administrative	6,485	1,190	1,175	j,m	8,850
Amortization of acquisition-related intangible assets	1,083	—	2,782	k	3,865

Total operating expenses	34,862	5,127	4,968		44,957

Operating income (loss)	1,882	(2,756)	(7,372)		(8,246)
Interest income, net	2,411	79	(1,489)	l	1,001
Other expense, net	(441)	(31)	—		(472)

Other income, net	1,970	48	(1,489)		529

Net income (loss) before provision for (benefit from) income taxes	3,852	(2,708)	(8,861)		(7,717)
Provision for (benefit from) income taxes	1,048	8	(4,869)	n	(3,813)

Net income (loss)	$2,804	$(2,716)	$(3,992)		$(3,904)

Net income per share:
Basic	$0.05				$(0.07)

Diluted	$0.05				$(0.07)

Weighted average number of shares used in per share calculations:
Basic	52,171				58,163

Diluted	56,346				58,163

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SIRF TECHNOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Historical
	SiRF Year Ended December 31, 2006	Centrality Year Ended December 31, 2006	Pro Forma Adjustments (Note 3)		Pro Forma Combined
REVENUE
Product revenue	$239,243	$18,693	$—		$257,936
License royalty revenue	8,437	—	—		8,437

Net revenue	247,680	18,693	—		266,373
COST OF REVENUE
Cost of revenue	110,057	11,224	9,687	j,m,k	130,968

Gross profit	137,623	7,469	(9,687)		135,405
OPERATING EXPENSES
Research and development	75,064	11,302	2,988	j,m	89,354
Selling and marketing	19,547	3,946	1,294	j,m	24,787
General and administrative	19,854	3,552	4,872	j,m	28,278
Amortization of acquisition-related intangible assets	5,171	—	11,130	k	16,301
In-process research and development	13,251	—	—		13,251

Total operating expenses	132,887	18,800	20,284		171,971

Operating income loss	4,736	(11,331)	(29,971)		(36,566)
Interest income, net	6,865	646	(6,668)	l	843
Other expense, net	(232)	(32)	—		(264)

Other income, net	6,633	614	(6,668)		579

Net income loss before provision for (benefit from) income taxes	11,369	(10,717)	(36,639)		(35,987)
Provision for (benefit) from income taxes	8,969	39	(10,685)	n	(1,677)

Net income (loss)	$2,400	$(10,756)	$(25,954)		$(34,310)

Net income (loss) per share:
Basic	$0.05				$(0.60)

Diluted	$0.04				$(0.60)

Weighted average number of shares used in per share calculations:
Basic	51,115				57,091

Diluted	55,997				57,091

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SIRF TECHNOLOGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On August 6, 2007, SiRF Technology Holdings, Inc. (“SiRF” or the “Company”), a Delaware corporation, acquired Centrality Communications, Inc. (“Centrality”), a privately held California corporation (the “Acquisition”). Under the terms of the Agreement and Plan of Merger, dated as of June 21, 2007, by and among SiRF, Spartacus I Acquisition Corp., a California corporation and wholly-owned subsidiary of SiRF, Spartacus II Acquisition Corp., a California corporation and wholly-owned subsidiary of SiRF, Centrality, and solely with respect to Article 6 and Article 9, Teh-Tsung Lai, as Shareholder Agent, as amended on August 6, 2007 (the “Merger Agreement”), in exchange for all of the outstanding capital stock of Centrality, SiRF paid an aggregate of $108.3 million in cash and issued 5,992,159 shares of SiRF Common Stock at the closing. SiRF also assumed certain equity awards that may be exercised for an aggregate of 2,097,310 shares of SiRF Common Stock. Any equity award not assumed by SiRF received a cash payment equal to $5.44 per share for an aggregate of $1.7 million.

The following unaudited pro forma condensed combined financial data was prepared using the purchase method of accounting and was based on the historical financial statements of SiRF and Centrality. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines the historical SiRF and Centrality balance sheets as if the Acquisition had closed on March 31, 2007. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 combine the historical SiRF and Centrality statements of operations as if the Acquisition had closed on January 1, 2006. This unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements and accompanying notes of Centrality (contained elsewhere in this Form 8-K/A), and SiRF’s historical financial statements and accompanying notes appearing in its historical periodic SEC filings including Forms 10-K and 10-Q.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on January 1, 2006, and should not be taken as representative of future consolidated results of operations or financial condition of SiRF. Preparation of the unaudited pro forma condensed combined financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments, such as purchase accounting adjustments, which include, among others, depreciation on acquired property and equipment, amortization charges from acquired intangible assets, stock-based compensation expenses, and related income tax effects. In addition, with respect to the unaudited pro forma condensed combined balance sheet at March 31, 2007, management estimated the fair value of Centrality’s assets acquired and liabilities assumed as of March 31, 2007, based on the purchase price allocation performed as of the August 6, 2007 closing date.

The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

The allocation of the purchase price presented in the pro forma adjustments is based on the estimated fair value of acquired net tangible and intangible assets of Centrality, as if the Acquisition had closed on March 31, 2007.

2. Purchase Price Allocation

On August 6, 2007, SiRF acquired Centrality. Under the terms of the Merger Agreement, in exchange for all of the outstanding capital stock of Centrality, SiRF paid an aggregate of $108.3 million in cash and issued 5,992,159 shares of SiRF Common Stock at the closing. SiRF also assumed certain equity awards that may be exercised for an aggregate of 2,097,310 shares of SiRF Common Stock. All equity awards not assumed by SiRF received a cash payment equal to $5.44 per share for an aggregate of $1.7 million. The acquisition will be accounted for under the purchase method of accounting, and under this method of accounting, the total purchase price, including transaction costs of approximately $1.5 million, was approximately $242.3 million.

The following table summarizes the components of the estimated total purchase price determined for accounting purposes of these pro forma condensed combined financial statements (in thousands):

Cash paid for Centrality common stock	$110,007

Fair value of common stock issued	115,409

Fair value of stock options exchanged	36,485

Less: Unvested portion of the fair value of stock options	(21,054)

Direct acquisition costs (estimated)	1,500

Total purchase price	$242,347

The value of the shares of SiRF common stock issued was determined based on the average closing price of SiRF’s common stock during the two trading days prior to and including August 6, 2007 (the closing date), or $19.26 per share.

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An allocation of the purchase price was made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates, assuming the Acquisition had closed on March 31, 2007. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed was allocated to goodwill.

The allocation of the purchase price in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 was prepared based on management’s best estimates of the fair value of assets acquired and liabilities assumed as of March 31, 2007, based on the results of a valuation of the assets acquired and liabilities assumed as of the August 6 closing date, as presented below (in thousands):

Net tangible assets acquired	$9,903
Amortizable intangible assets:
Developed technology	40,870
Customer relationships	26,800
Trade names	4,100
Non-compete agreement	4,240
In-process research and development	13,900
Net deferred tax liabilities	(12,210)
Goodwill	154,744

Total estimated purchase price	$242,347

Net tangible assets were $9.9 million. The values of finished goods inventories, property and equipment and deferred revenue were based on fair values. See further discussion of these purchase accounting adjustments in Note 3.

Intangible assets of $76.0 million consist primarily of developed technology, customer relationships, trade names and non-compete agreements. Developed technology relates to Centrality’s Atlas and Titan family System-On-Chip (SoC) platforms which are currently generating revenue. Customer relationships relate to Centrality’s ability to sell existing, in-process and future versions of its products to its existing customers. Trade names and non-compete agreements represent future value to be derived associated with the use of existing trade names and reduced competition. SiRF expects to amortize developed technology, customer relationships, trade names and non-compete agreements over their expected useful life of 0.5 to 6.0 years.

The Company estimates that $13.9 million of the purchase price represents in-process research and development (IPR&D) primarily related to projects associated with Centrality’s next generation processor with enriched specifications, features and performance. The Company will record the IPR&D expense in the quarter ended September 30, 2007.

The preliminary value assigned to IPR&D was determined by considering the importance of products under development to the overall development plan, estimating costs to develop the purchased technology into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The fair value of IPR&D was determined using the income approach, which discounts expected future cash flows to present value. The discount rates used in the present value calculations were derived from a weighted-average cost of capital analysis, adjusted to reflect additional risks related to the product’s development and success as well as the product’s stage of completion.

The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from the projected results.

Of the total estimated purchase price, approximately $154.7 million was allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from business combinations subsequent to June 30, 2001 is not amortized but instead is tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

3. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the Acquisition was completed on March 31, 2007 for balance sheet purposes and on January 1, 2006 for statement of operations purposes and reflect the following pro forma adjustments:

(a)	Adjustment to record payment of approximately $110.0 million in cash for Centrality common stock.

(b)	Adjustment to record acquired inventory at fair value.

(c)	Adjustment to record deferred tax assets in connection with acquired net operating loss carryforwards, temporary differences and research and development tax credits and to record deferred tax liabilities related to amortizable intangible assets.

(d)	Adjustment to record the difference between the fair value and historical carrying value of Centrality’s property and equipment.

(e)	Adjustment to record the goodwill resulting from the Acquisition.

(f)	Adjustment to record the fair value of intangible assets acquired.

(g)	To adjust other accrued liabilities as follows (in thousands):

Acquisition-related costs (estimated)	$1,500
Exit-related activities in connection with the Acquisition	45
To record the fair value of distributors’ right to exchange certain inventory	82
Other	6

Total	$1,633

(h)	To adjust Centrality’s deferred revenue to fair value, representing the legal performance obligations under Centrality’s existing contracts.

(i)	To adjust redeemable convertible preferred stock and shareholders’ equity as follows (in thousands):

Eliminate Centrality’s historical redeemable convertible preferred stock and shareholders’ equity	$(9,789)
Fair value of SiRF common stock issued in connection with the acquisition	115,408
Fair value of vested SiRF stock options issued in connection with the acquisition	15,432
In-process research and development	(13,900)

Total	$107,151

(j)	To record stock compensation expense in connection with assumed unvested stock options as follows (in thousands):

	Three months ended March 31, 2007	Year ended December 31, 2006
Stock compensation expense presented as part of the following captions:
Cost of revenue	$22	$90
Research and development	714	3,084
Selling and marketing	319	1,321
General and administrative	1,178	4,891

Total stock compensation expense	$2,233	$9,386

(k)	To record amortization of the acquired intangible assets as follows (in thousands):

	Three months ended March 31, 2007	Year ended December 31, 2006
Amortization of acquisition-related intangible assets presented as part of the following captions:
Cost of revenue	$2,383	$9,601
Amortization of acquisition-related intangible assets	2,782	11,130

Total	$5,165	$20,731

(l)	To decrease interest income by applying the average rate of return for the respective periods to the assumed net decrease in SiRF’s cash balance of approximately $110.0 million used to fund the Acquisition.

(m)	To decrease depreciation expense on acquired property and equipment as a result of the adjustment to fair value, as follows (in thousands):

	Three months ended March 31, 2007	Year ended December 31, 2006
Depreciation expense adjustment presented as part of the following captions:
Cost of revenue	$(1)	$(4)

Research and development	(17)	(96)

Selling and marketing	(5)	(27)

General and administrative	(3)	(19)

Total depreciation expense	$(26)	$(146)

(n)	To record income tax impact on pro forma adjustments. The pro forma combined benefit from income taxes does not reflect the amounts that would have resulted had SiRF and Centrality filed consolidated income tax returns during the periods presented.

4. Unaudited Pro Forma Combined Loss Per Share

Shares used in the pro forma combined net income (loss) per share calculation reflect the addition of 5,992,159 shares of SiRF voting common stock issued to Centrality as if those shares were outstanding from January 1, 2006. The 5,992,159 shares were determined in accordance with the Merger Agreement whereby the issuance price was determined based on the average closing price of SiRF’s common stock for the 10 consecutive trading days ending two trading days prior to August 6, 2007 (the closing date), or $21.3850 per share.